Exhibit 99.1

Banking Should Always Be This Easy.	News Release 3751 Grissom Parkway, Suite 100 Myrtle Beach, SC 29577 843.626.2265

Contact:	Walt Standish, President
843.916.7813
Gary Austin, Executive Vice President and Chief Financial Officer
843.916.7806
Beach First Announces Fourth Quarter 2009 Results
Myrtle Beach, SC, February 8, 2010 — Beach First National Bancshares, Inc. (NASDAQ: BFNB), parent of Beach First National Bank, has announced its results for the quarter ended December 31, 2009.
Walt Standish, president, stated, “Throughout 2009, Beach First continued to serve the needs of our customers with quality service and products, while working through the challenges presented by the economic downturn. I am pleased to report that we are seeing some positive trends in our financial performance. During 2009, we managed our deposit mix to reduce our cost of funds, which has led to steady improvement in our net interest margin throughout the latter half of 2009. In addition, our staff has worked hard to reduce expenses, and we are seeing positive results from their efforts,” Standish said.
“While certain economic indicators signify that our country is moving out of this recession, the decline in real estate values in our Grand Strand and Hilton Head Island markets has continued to affect our customers, and in turn, the bank’s performance,” Standish said. “After careful analysis of the loan portfolio, we continue to increase our reserve for potential loan losses. We are continuing to work with our customers to help them find financial solutions during this economic cycle,” he stated. “As previously disclosed, we are also fortunate to have added John Poelker as our interim CEO. John will be responsible for evaluating potential capital offerings and business combinations, along with ensuring compliance with regulatory guidance and agreements,” Standish stated.
John Poelker has more than 40 years of executive management experience in the financial services industry. He is a graduate of the University of Notre Dame and the Stanford Executive Program at the Stanford University Graduate School of Business. He has served several banks in executive capacities across the United States, including seven years as chief financial officer at Citizens and Southern Corporation (C & S) in Atlanta, and as chief financial officer of Bank of America in San Francisco. In conjunction with his appointment, the Bank has entered into a consulting agreement with his executive management company, The Poelker Consultancy. The Poelker Consultancy provides a wide range of financial and management advisory services to the banking industry.
For the three months ended December 31, 2009, the company recorded a net loss of $6,034,185. The results continue to show the effects of the economic downturn and decline in real estate values.
(M O R E)

Beach First Announces Fourth Quarter 2009 Results	P. 2
Additional Financial Data
•	The net interest margin improved from 2.30% at the end of the third quarter 2009 to 2.41% at end of the fourth quarter 2009.

•	Core noninterest income grew 11% for the year ended December 31, 2009, when compared to figures for the same period a year ago.

•	Core noninterest expense decreased 13.11% for the year ended December 31, 2009, when compared to figures for the same period a year ago.

•	The Company ended the fourth quarter of 2009 with a Tier 1 Capital to average assets ratio of 4.64% and with a Total Capital to risk weighted assets ratio of 7.46%.

•	Total deposits were $515.4 million at year end 2009.

•	Total loans were $502.6 million at year end 2009.

•	The loan loss reserve is 3.42% of portfolio loans.

•	Book value per share stood at $3.94 per share at December 31, 2009.
Beach First National Bank is a $602.2 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking. The Company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to Beach First’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. These forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved.
(M O R E)

Beach First Announces Fourth Quarter 2009 Results	P. 3
The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the Company will conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in Beach First’s loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; (5) the risk that the preliminary financial information reported herein by Beach First and the current preliminary analysis of Beach First will be different when the Beach First review is finalized; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company; and (7) whether Beach First will be able to accomplish the directives contained in the Consent Order with the Office of the Comptroller of the Currency effective as of November 4, 2009, and continue as a going concern. Additional factors that could cause Beach First’s results to differ materially from those described in the forward-looking statements can be found in Beach First’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. Beach First does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Balance Sheets

	December 31,	December 31,
	2009	2008
	(unaudited)	(audited)
Assets
Cash and due from banks	$10,657,825	$4,830,112
Short-term investments	5,967,275	1,469,273
Federal funds sold	1,944,000	5,111,000

Total cash and cash equivalents	18,569,100	11,410,385
Investment securities	67,123,339	70,594,811

Portfolio loans, net of unearned income	499,926,655	551,156,821
Allowance for loan losses (ALL)	(17,107,579)	(8,642,651)

Portfolio loans, net of ALL	482,819,076	542,514,170

Mortgage loans held for sale	2,668,551	7,210,088
Federal Reserve Bank stock	1,119,000	1,014,000
Federal Home Loan Bank stock	3,660,600	3,545,100
Premises and equipment, net	14,565,442	15,624,792
Cash value of life insurance	0	3,674,106
Investment in BFNB Trusts	310,000	310,000
OREO and repossessed assets	9,713,268	3,111,741
Income tax receivable	8,242,327	3,003,970
Other assets	4,813,712	6,802,454

Total assets	$613,604,415	$668,815,617

Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest bearing deposits	$28,188,756	$24,628,632
Interest bearing deposits	487,240,226	508,730,077

Total deposits	515,428,982	533,358,709
Advances from Federal Home Loan Bank	55,000,000	55,000,000
Federal funds purchased	—	—
Other borrowings and repurchase agreements	8,919,244	16,165,022
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	4,840,699	4,263,797

Total liabilities	$594,498,925	$619,097,528

Shareholders’ equity
Common stock, $1 par value; 10,000,000 shares authorized; 4,845,018 issued and outstanding at December 31, 2009 and December 31, 2008	4,845,018	4,845,018
Paid-in capital	29,531,999	29,513,166
Retained earnings	(15,175,766)	14,875,309
Accumulated other comprehensive income (loss)	(95,761)	484,596

Total shareholders’ equity	19,105,490	49,718,089

Total liabilities and shareholders’ equity	$613,604,415	$668,815,617

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the years ended December 31,
	2009	2008	2007
	(unaudited)	(audited)	(audited)
Interest income
Interest and fees on loans	$28,853,485	$37,640,681	$41,064,557
Investment securities	3,024,716	3,585,613	3,698,507
Fed funds sold and short term investments	41,260	117,346	319,985
Other	10,282	18,355	23,970

Total interest income	31,929,743	41,361,995	45,107,019

Interest expense
Deposits	14,685,288	18,650,819	18,802,056
Advances from the FHLB, federal funds purchased and other borrowings	2,569,077	2,920,770	2,877,462
Junior subordinated debentures	341,961	588,316	802,455

Total interest expense	17,596,326	22,159,905	22,481,973

Net interest income	14,333,417	19,202,090	22,625,046

Provision for loan losses	33,500,000	10,491,000	2,045,600

Net interest income (loss) after provision for possible loan losses	(19,166,583)	8,711,090	20,579,446

Noninterest income
Service fees on deposit accounts	223,267	315,141	568,760
Mortgage production related income	6,758,908	3,447,728	4,911,705
Merchant income	1,017,780	892,113	665,811
Gain on sale of investment securities	506,301	23,180	7,904
Income from cash value life insurance	117,639	140,997	152,086
Gain on sale of fixed asset	0	220	6,324
Gain (loss) on sale of OREO (and writedowns)	(2,831,676)	(773,909)	98,191
Other income	1,452,713	1,185,603	1,205,504

Total noninterest income	7,244,932	5,231,073	7,616,285

Noninterest expense
Salaries and wages	8,718,832	7,333,941	7,760,272
Employee benefits	1,297,944	1,744,719	1,646,093
Supplies and printing	111,389	204,474	199,977
Advertising and public relations	217,060	521,099	615,552
Professional fees	992,487	742,836	725,122
Depreciation and amortization	1,121,595	1,124,250	1,060,255
Occupancy	1,631,188	1,652,406	1,739,101
Data processing fees	803,680	1,045,600	748,446
Mortgage production related expenses	1,220,444	711,747	1,153,246
Merchant Processing	819,917	798,061	623,947
FDIC Insurance	2,508,986	354,699	166,240
Other operating expenses	3,456,559	3,446,872	2,533,594

Total noninterest expenses	22,900,081	19,680,704	18,971,845

Income (loss) before income taxes	(34,821,732)	(5,738,541)	9,223,886

Income tax expense (benefit)	(4,770,658)	(2,030,425)	3,347,256

Net income (loss)	$(30,051,074)	$(3,708,116)	$5,876,630

Basic net income (loss) per common share	$(6.20)	$(0.77)	$1.22

Diluted net income (loss) per common share	$(6.20)	$(0.76)	$1.18

Weighted average common shares outstanding
Basic	4,845,018	4,845,018	4,817,911

Diluted	4,845,018	4,888,812	4,977,097

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Statements of Income

	For the Three Months ended December 31,
	2009	2008
	(unaudited)	(unaudited)
Interest income
Loans and fees on loans	$6,450,058	$8,667,776
Investment securities	672,909	828,260
Federal funds sold and short term investments	7,415	6,161
Other	2,070	4,869

Total interest income	7,132,452	9,507,066

Interest expense
Deposits	2,739,554	4,496,506
Advances from FHLB, federal funds purchased and other borrowings	631,167	705,312
Junior subordinated debentures	68,855	142,060

Total interest expense	3,439,576	5,343,878

Net interest income	3,692,876	4,163,188

Provision for loan losses	9,800,000	8,200,000

Net interest income (loss) after provision for possible loan losses	(6,107,124)	(4,036,812)

Noninterest income
Service fees on deposit accounts	64,575	53,535
Mortgage production related income	1,537,232	740,062
Merchant income	165,174	154,288
Gain on sale of investment securities	347,471	2,146
Income from cash value life insurance	14,378	38,460
Gain on sale of fixed assets	0	0
Gain (loss) on sale of OREO (and writedowns)	(1,900,903)	(364,470)
Other income	179,778	374,918

Total noninterest income	407,705	998,939

Noninterest expenses
Salaries and wages	2,127,064	1,668,293
Employee benefits	29,335	499,289
Supplies and printing	26,288	51,577
Advertising and public relations	27,934	94,667
Professional fees	358,741	216,893
Depreciation and amortization	270,808	281,616
Occupancy	403,598	461,696
Data processing fees	193,752	201,166
Mortgage production related expenses	324,774	114,953
Merchant processing	130,488	112,655
FDIC Insurance	480,716	109,313
Other operating expenses	863,976	1,101,559

Total noninterest expenses	5,237,474	4,913,677

Income (loss) before income taxes	(10,936,893)	(7,951,550)

Income tax expense (benefit)	(4,902,708)	(2,821,799)

Net income (loss)	$(6,034,185)	$(5,129,751)

Basic net income (loss) per common share	$(1.25)	$(1.06)
Diluted net income (loss) per common share	$(1.25)	$(1.06)
Weighted average common shares outstanding:
Basic	4,845,018	4,845,018

Diluted	4,845,018	4,845,018

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Summary Financial Data

	For the years ended December 31,
	2009	2008	2007
	(unaudited)	(audited)	(audited)
Net Income	$(30,051,074)	$(3,708,116)	$5,876,630
Average assets	676,845,877	656,627,095	564,196,922
Average equity	39,702,991	53,400,775	48,932,435
Average loans	552,980,495	549,953,836	458,703,105
End of period loans	502,595,206	558,366,909	509,908,135
End of period portfolio loans	499,926,655	551,156,821	503,432,516

Return on average assets	-4.44%	-0.56%	1.04%
Return on average equity	-75.69%	-6.94%	12.01%

Allowance for loan losses	$17,107,579	$8,642,651	$6,935,616
Net charge-offs	25,035,072	8,783,965	948,036

Allowance for loan losses to total loans	3.40%	1.55%	1.36%
Allowance for loan losses to portfolio loans	3.42%	1.57%	1.38%

Net charge-offs to average total loans (annualized)	4.53%	1.60%	0.21%

Total nonperforming assets as a percent of total assets	12.23%	3.45%	0.48%
Nonperforming loans as a percent of total loans	13.00%	3.58%	0.57%

Allowance for loan losses to nonperforming loans (coverage)	26.19%	43.28%	238.92%

Interest rate spread	2.02%	2.66%	3.63%
Net interest margin	2.21%	3.06%	4.20%